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                                                                    EXHIBIT 99.3

                              TAX SHARING AGREEMENT


         Agreement (the "Agreement") entered into as of the 30th day of September, 1999, and amended and restated as of the ___ day of ___, 2001, by and between The Williams Companies, Inc., a Delaware corporation ("Williams"), and Williams Communications Group, Inc. a Delaware corporation ("Communications").

                                    RECITALS

         Williams and Communications currently are includible corporations in an affiliated group of corporations of which Williams is the common parent, all within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code").

         Williams and Communications entered into a tax sharing agreement dated September 30, 1999 (the "Tax Sharing Agreement") to allocate and settle among themselves the consolidated Federal income tax liabilities of the TWC Group (as hereinafter defined), the unitary, combined, consolidated or similar state income tax liabilities of the parties and, if and as determined by Williams, certain other tax liabilities.

         Williams intends to distribute most of the stock of Communications owned by Williams (equal to at least 80% of the outstanding voting and non-voting stock of Communications) to Williams' public shareholders (the "Spin-off") as a result of which Communications will cease to be an includible corporation in the TWC Group.

         Williams and Communications wish to amend and restate the Tax Sharing Agreement and execute this Agreement which will, as of the date hereof, supersede the Tax Sharing Agreement and be the sole governing agreement between Williams and Communications to allocate and settle among themselves the consolidated Federal income tax liabilities of the TWC Group, the unitary, combined, consolidated or similar state income tax liabilities of the parties and certain other tax liabilities arising prior to or after the Spin-off.

                                   AGREEMENTS

         Accordingly, the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         The defined terms used in this Agreement shall, except as otherwise expressly provided or unless the context otherwise requires, have the meanings specified in this Article I. The singular shall include the plural and masculine gender shall include the feminine, the neuter and vice versa, as the context requires.




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         "Assets" means the assets of Williams or Communications or any
"predecessor or successor" (within the meaning Section 355(e)(4)(D) of the Code) of such corporation; it being understood that any transfer, sale or assignment of the assets of Williams, Communications, a predecessor or a successor in the ordinary course of business shall not be taken into account for purposes of section 5.03(b) of this agreement.

         "Established Market" means: (i) a national securities exchange registered under Section 6 of the Securities and Exchange Act of 1934; (ii) an interdealer quotation system sponsored by a national securities association registered under Section 15A of the Securities Act of 1934 or (iii) any additional market designated by the IRS.

         "Final Determination" means an IRS Form 870 or 870AD that reflects an adjustment to any item (or a component of an item) shown on a Tax return (whether or not such adjustment results in a deficiency in Taxes) and any similar state, local or foreign form, a closing agreement or an accepted offer in compromise with the IRS (or appropriate state, local or foreign taxing authority) or any other adjustment to any item to which the taxpayer concedes (including, but not limited to, the filing of an amended return upon which the taxpayer adjusts an item in the favor of the IRS (or the appropriate state, local or foreign taxing authority)) or as to which the period of limitations has expired (whether or not such adjustment results in a deficiency in Taxes), a claim for refund that has been allowed, a deficiency notice with respect to which the period for filing a petition with the Tax Court has expired, or a decision of any court of competent jurisdiction that is not subject to appeal or the time for appeal of which has expired.

         "IPO Date" means October 1, 1999 (the date of the initial public offering of stock of Communications).

         "IRS" means the Internal Revenue Service.

         "Non-Federal Income Taxes" means all state, local, foreign and Federal Taxes, other than Federal income taxes.

         "Payment Date" means the earliest date on which at least one of the following occurs with respect to a person: (i) a transfer of money to the IRS (or appropriate state, local or foreign taxing authority) by (or for the account of) such person; (ii) an offset by the IRS (or appropriate state, local or foreign taxing authority) against a refund claim or credit such person has with the IRS (or appropriate state, local or foreign taxing authority); or (iii) the netting by the IRS (or appropriate state, local or foreign taxing authority) against another Tax item of such person if such Tax item could result in a refund, credit or reduction in Tax for such person.

         "Post-IPO Date / Pre-Spin-off WCG Attribute" means any operating loss or loss or credit carryover or similar attribute of WCG attributable to dates beginning on the IPO Date and ending on the Spin-off Date (including the portion of the taxable year beginning on January 1, 2001 and ending on the Spin-off
Date). If an amended return is filed or there is any change by Final Determination to an operating loss or loss or credit carryover or similar attribute of WCG (or items giving rise to such operating loss or loss or credit carryover or similar attribute of WCG), Williams shall allocate such changes in the operating loss or loss or credit carryover or similar







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attribute of WCG (and/or reallocate any previously allocated operating loss or loss or credit carryover or similar attribute of WCG that is affected by a change in items giving rise to such operating loss or loss or credit carryover or similar attribute of WCG) between Williams and WCG pursuant to the following method: (i) if the item (that caused the adjustment) has been previously allocated between Williams and WCG on a Federal income tax return or on Exhibit B, the change to such item shall be allocated in the same manner such item was allocated on the most recently filed Federal income tax return, or if such item has not been allocated on such return, in the same manner such item was allocated on Exhibit B; (ii) if (i) does not apply, to the extent that such item clearly relates to the income, assets or operations of Williams (or non-WCG members of the TWC Group), the change to such item shall be allocated to Williams and to the extent that the item clearly relates to the income, assets or operations of WCG, the change to such item shall be allocated to WCG; (iii) if neither (i) nor (ii) apply, then the change to such item shall be allocated pro-rata according to the most relevant measure for such item, unless Williams and WCG otherwise agree that another allocation method would be more equitable. If such item is an adjustment with respect to the 1999 taxable year, such item shall first be allocated to periods before and after the IPO Date as provided below in the definition of Pre-IPO Date WCG Attribute.

         "Pre-IPO Date WCG Attribute" means any operating loss or loss or credit carryover or similar attribute of WCG attributable to dates preceding the IPO Date (including the portion of the 1999 taxable year beginning on January 1, 1999 and ending on the day preceding the IPO Date). Any operating loss or loss or credit carryover or similar attribute of WCG attributable to a taxable year ending in or before 1998 shall be a Pre-IPO Date WCG Attribute notwithstanding any changes to such items resulting from an amended return or a Final Determination. The Pre-IPO Date WCG Attributes (and items giving rise to such attributes) attributable to the taxable year 1999 initially shall be based on the total amount of operating loss or loss or credit carryovers or similar attribute of WCG set forth in the latest (regular or amended) TWC Group consolidated 1999 Federal income tax return that is filed prior to the Spin-off Date or, if not so set forth, then as set forth on Exhibit C. If an amended return is filed or there is any change by Final Determination to an operating loss or loss or credit carryover or similar attribute of WCG (or items giving rise to such operating loss or loss or credit carryover or similar attribute of
WCG) for the taxable year 1999, Williams shall first allocate such changes in the operating loss or loss or credit carryover or similar attribute of WCG (and/or reallocate any previously allocated operating loss or loss or credit carryover or similar attribute of WCG that is affected by a change in items giving rise to such operating loss or loss or credit carryover or similar attribute of WCG) to periods before and after the IPO Date, and (if such attribute is allocated to a date after the IPO Date) between Williams and WCG pursuant to the following method: (i) if the item (that caused the adjustment) has been previously allocated between Williams and WCG on the TWC Group consolidated 1999 Federal income tax return or on Exhibit C, the change to such item shall be allocated in the same manner such item was allocated on the latest (regular or amended) TWC Group consolidated 1999 Federal income tax return, or if such item has not been allocated on such return, in the same manner such item was allocated on Exhibit C; (ii) if (i) does not apply, (a) for allocations of items to periods before and after the IPO Date, to the extent that such item clearly relates to periods prior to the IPO Date, the change to such item shall be allocated to the period prior to the IPO Date, and to the extent that such item clearly relates to periods after the




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IPO Date, the change to such item shall be allocated to the period after the IPO
Date and (b) for allocations of items between Williams and WCG, to the extent that the item clearly relates the income, assets or operations of Williams, the change to such item shall be allocated to Williams, and to the extent that the item clearly relates the income, assets or operations of WCG, the change to such item shall be allocated to WCG; (iii) if neither (i) nor (ii) apply, then such item shall be allocated pro-rata according to the most relevant measure for such item, unless Williams and WCG otherwise agree that another allocation method would be more equitable.

         "Private Letter Ruling" means the private letter ruling regarding the Spin-off issued by the IRS on August 2, 2000 and the supplemental private letter ruling regarding the Spin-off issued by the IRS on March 27, 2001 (and any additional supplemental rulings), including the private letter ruling request regarding the Spin-off filed with the IRS on February 4, 2000 and the subsequent written submissions made to the IRS in connection with such private letter ruling request (or any supplemental requests).

         "Refund Date" means the earliest date on which at least one of the following occurs with respect to a person: (i) a transfer of money by the IRS (or appropriate state, local or foreign taxing authority) to (or for the account of) such person; (ii) an offset by the IRS (or appropriate state, local or foreign taxing authority) against another payment owed by such person; or (iii) the netting by the IRS (or appropriate state, local or foreign taxing authority) against another Tax item of such person if such Tax item could result in a payment, an assessment, or an increase in Tax for such person.

         "Spin-off Date" means the date that the Spin-off occurs.

         "Stock" means common or preferred stock or any instrument that might reasonably be treated as common or preferred stock for federal income tax purposes; provided, however, for purposes of Section 5.03(b) only, the term Stock shall not include stock in Williams or Communications acquired by an employee or director of Williams or Communications (or a person related to Williams or Communications under Section 355(d)(7)(A) of the Code) in connection with the performance of services as an employee or director for the corporation or a person related to it under Section 355(d)(7)(A) of the Code (and that is not excessive by reference to the services performed) in a transaction in which
Section 83 of the Code applies.

         "Stock Options" means call options, warrants, convertible obligations, the conversion feature of convertible stock, put options, redemption agreements (including rights to cause the redemption of stock), any other instruments that provide for the right or possibility to issue, redeem, or transfer stock (including an option on an option), or any other similar interest treated as an option; provided, however, the term Stock Options only includes instruments that provide for the right or possibility to issue, redeem or transfer stock and does not include for purposes of Section 5.03(b) only: (i) an option that is part of a security arrangement in a typical lending transaction (including a purchase money loan), if the arrangement is subject to customary commercial conditions;
(ii) an option to acquire stock in Communications or Williams with customary terms and conditions provided to an employee or director of Communications, Williams, or a person related to Communications or Williams in connection with the performance of services for the corporation or a person related to it (and is not excessive by




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reference to the services performed) and that immediately after the Spin-off and
6 months thereafter (a) is nontransferable within the meaning of Treasury Regulation Section 1.83-3(d) and (b) does not have a readily ascertainable fair market value as defined in Treasury Regulation Section 1.83-7(b); and (iii) an option entered into between shareholders of a corporation (or a shareholder and the corporation) that is exercisable only upon death, disability or mental incompetency of the shareholder, or, in the case of stock acquired in connection with the performance of services for a corporation, or a person related to the corporation, the shareholder's separation from service.

         "Taxable Period" means, with respect to any period for which a consolidated Federal income tax return is filed on behalf of the TWC Group that includes Communications, the period (i) beginning on the IPO Date and ending on December 31, 1999; (ii) thereafter, for each annual period ending on December 31 of each year (for all annual periods that precede the calendar year in which the Spin-off occurs); and (iii) beginning on January 1 of the calendar year in which the Spin-off occurs and ending on the Spin-off Date.

         "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

         "TWC Group" means Williams and other corporations (whether existing or hereafter formed or acquired) that at the time would be entitled or required to join with Williams in filing a consolidated Federal income tax return.

         "WCG" means the group of corporations consisting of Communications and all members of the TWC Group owned, directly or indirectly and in whole or in part, by Communications (but shall not include Williams or any other corporation in the TWC Group in which a member of the WCG does not directly own a 5% interest).


         "WCG Loss Carryover" means the TWC Group consolidated loss (or other similar attribute) attributable to Communications or such other member of WCG, if any (as determined by Williams and Communications in accordance with any permitted method under the consolidated return provisions of the Code and Treasury Regulations thereunder) that becomes an attribute of Communications or such other member of WCG after the Spin-off pursuant to Section 2.01(c).


         "WCG Credit Carryover" means the TWC Group consolidated credit carryovers (or other similar attribute) attributable to Communications or such other member of WCG, if any (as




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determined by Williams and Communications in accordance with any permitted method under the consolidated return provisions of the Code and Treasury Regulations thereunder) that becomes an attribute of Communications or such other member of WCG after the Spin-off pursuant to Section 2.01(c).


                                   ARTICLE II

                                    PAYMENTS

         Section 2.01 Redeterminations of Pre-Spin-off Date Tax Liability.

         (a) In the event of any Final Determination with respect a Post-IPO/ Pre-Spin-off WCG Attribute (whether or not such Final Determination occurs prior to or after the Spin-off or whether such Final Determination is a result of an audit adjustment, amended return or otherwise):

         (1) Communications shall pay to Williams the sum of (i) the net reduction in any Federal income tax credits (except for credits resulting from the payment of the alternative minimum tax), to the extent the reduction in such credits does not reduce the WCG Credit Carryover, (ii) 35% of the net reduction in any Federal income tax deduction, net operating loss or other loss, to the extent the reduction in such deduction or loss does not reduce the WCG Carryover Loss and (iii) 35% of the net increase in an item of income or gain, to the extent the increase in such item of income or gain does not reduce any Federal income tax deduction, net operating loss or other loss described in (ii) or reduce the WCG Carryover Loss), that (in the case of (i), (ii) or (iii)) results from the adjustment of such Post-IPO / Pre-Spin-off Date WCG Attribute. Such payment shall be made on or before the later of: (a) the date of the Final Determination for such adjustment and (b) the Payment Date for such adjustment; and

         (2) Williams shall pay to Communications the sum of: (i) the net increase in any Federal income tax credits (except for credits resulting from the payment of the alternative minimum tax), to the extent the increase in such credits does not increase the WCG Credit Carryover; (ii) 35% of the net increase in any Federal income tax deduction, net operating loss or other loss, to the extent the increase in such deduction or loss does not increase the WCG Carryover Loss; and (iii) 35% of the net decrease in an item of income or gain, to the extent the decrease in such item of income or gain does not increase any Federal income tax deduction, net operating loss or other loss described in (ii) or increase the WCG Carryover Loss, that (in the case of (i), (ii) or (iii)) results from the adjustment of such Post-IPO / Pre-Spin-off Date WCG Attribute. Such payment shall be made on or before the later of: (a) the date of the Final Determination for such adjustment and (b) the Refund Date for such adjustment.

         (b) Williams and Communications have settled all payments with respect to Taxes for all periods prior to the IPO Date and no payments shall be required to be made by Williams to Communications or Communications to Williams with respect to Taxes (including, without limitation, an adjustment to any Pre-IPO Date WCG Attribute) for any periods prior to the IPO Date.




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         (c) Ceasing to Be a Member of the TWC Group. Communications will cease to be a member of the TWC Group at the close of the Spin-off Date. Williams and Communications shall work together in good faith to allocate the income, gain, loss, deduction and expense of WCG for the taxable year in which such deconsolidation occurs between the pre-deconsolidation period of such taxable year and the post-deconsolidation period of such taxable year generally in accordance with the closing of the books method, but using a ratable allocation for the items arising in the month the Spin-off occurs (as set forth in Treasury Regulations Section 1.1502-76(b)(2)(iii)) if the Spin-off does not occur on the last day of a calendar month. Neither Williams nor WCG shall take any position on a Tax return that is inconsistent with these allocations. The TWC Group consolidated loss or credit carryovers (or other similar attributes) existing at the close of the 2001 taxable year that are attributable to Communications or such other member of WCG, if any (as determined by Williams and Communications in accordance with any permitted method under the consolidated return provisions of the Code and Treasury Regulations thereunder), shall constitute attributes of Communications or such other member of WCG.

         No amounts shall be due to Communications in the event that Communications realizes in any taxable year (beginning after the deconsolidation) a loss, credit or other attribute that would be permitted under applicable Federal income tax law to be carried back to one or more Taxable Periods that precede such taxable year. Communications shall be entitled after the Spin-off Date to make any election permitted by Section 172(b)(3) of the Code.

         Section 2.02 Form of Payment. Unless otherwise agreed upon by the parties, any payment required to be made by a party pursuant to this Article II shall be made by wire transfer of immediately available funds.

         Section 2.03 General. The parties agree to treat any payment provided for under this Agreement (except for a payment of interest or state income or franchise taxes, to the extent the payor is entitled to a deduction for such payment of interest or state income or franchise taxes) as a distribution by Communications to Williams or a capital contribution by Williams to Communications, as the case may be, in each case as if it had occurred prior to the Spin-off Date.

         Section 2.04 Interest.

         (a) Interest on Late Payments under this Agreement. There shall be added to any payment required to be made by Communications or Williams under this Agreement (a "Required Payment") interest at the underpayment rate set forth in Section 6621(a)(2) of the Code (compounded daily) for the period beginning on the date such Required Payment is required to be paid pursuant to this Agreement (the "Required Payment Date") and ending on the date of receipt of the Required Payment (plus any accrued interest relating to such Required Payment under this Section 2.04(a)) by Williams or Communications, as the case may be; provided, however, the interest rate that shall be used in this Section 2.04(a) shall be the large corporate underpayment rate set forth in Section 6621(c) of the Code (instead of the underpayment rate set forth in Section 6621(a)(2) of the Code) to the extent that the Required Payment relates to an adjustment for which the IRS has imposed interest at the large corporate underpayment rate set forth in Section 6621(c).




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         (b) Interest arising prior to a Required Payment Date. There shall be added to any payment required to be made by Communications under this Agreement for which the Required Payment Date is after December 31, 2005, interest at the underpayment rate set forth in Section 6621(a)(2) of the Code (compounded daily) for the period beginning on (and including) January 1, 2006 and ending on the earlier of: (i) the date such payment is actually made by Communications and
(ii) the Required Payment Date, to the extent that such payment relates to an adjustment for which the IRS is charging or has charged Williams interest or for which Williams paid money to the IRS (or offset or netted another deficiency or tax item with the IRS) to satisfy all or a portion of the deficiency (or to otherwise prevent the IRS from charging interest); provided, however, the interest rate that shall be used in this Section 2.04(b) shall be the large corporate underpayment rate set forth in Section 6621(c) of the Code (instead of the underpayment rate set forth in Section 6621(a)(2) of the Code) to the extent that such payment relates to an adjustment for which the IRS has imposed interest at the large corporate underpayment rate set forth in Section 6621(c). All payments of interest set forth in this section (b) shall be paid at the same time the payment giving rise to such interest is due under this Agreement.

                                   ARTICLE III

                    TAX MATTERS; COOPERATION; INDEMNIFICATION

         Section 3.01 Williams as Agent.

         (a) General rule. Communications hereby irrevocably appoints Williams as its agent, and (subject to Section 2.01(c) (regarding allocation of tax items for the taxable year in which the Spin-off occurs)) Communications hereby agrees that Williams shall have sole and absolute authority, for the purposes of preparing and filing consolidated Federal income tax returns for the TWC Group (including, without limitation, preparing and filing estimated tax returns, amended tax returns and claims for refund, determining tax return positions, selecting methods of accounting and making elections). Communications agrees that Williams (acting reasonably and with an obligation to consider suggestions by Communications) shall: (i) (A) represent any member of WCG that is a member of the TWC Group with respect to any consolidated Federal income tax audit or consolidated Federal income tax controversy (including, without limitation, any proceeding with the IRS and any judicial proceedings, whether any such proceedings relate to a claim for additional taxes or a claim for refund of taxes), (B) settle or compromise any claim for additional, or any claim for refund of, Federal income taxes of any member of WCG that is a member of the TWC Group, and (C) direct all communications between the IRS and any employee of a member of WCG that is a member of the TWC Group with respect to any issue that could affect an item reflected on the consolidated Federal income tax return of the TWC Group; (ii) engage outside counsel, accountants and other experts with respect to Federal income tax matters relating to any member of WCG that is a member of the TWC Group; and (iii) take any other action in connection with Federal income tax matters relating to any member of WCG that is a member of the TWC Group (or relating to any other member of the TWC Group) as Williams determines to be necessary or appropriate. Communications agrees that no employee of WCG or any of its member companies will provide any information (whether written or oral)




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to the IRS that could affect an item reflected on the consolidated Federal income tax return of the TWC Group, except at the direction of Williams.

         (b) Exceptions for certain matters affecting Communications. Notwithstanding (a), the following exceptions shall apply to the general rule set forth in (a) if there is an audit or any proposed adjustment that could affect the amount that Communications owes pursuant to this Agreement (a "Communications Tax Matter"):

         (i) Williams shall promptly give Communications notice of the commencement of a Communications Tax Matter, and Williams shall inform Communications of the status of, and any material discussion or provision of material information by Williams with respect to, a Communications Tax Matter. In addition, Communications shall have the right to provide documentation to an IRS agent and present an argument to an IRS agent supporting a position that is consistent with the positions taken by Williams with respect to such audit; provided, however, that Williams shall have full rights to control the audit and all presentations to an IRS agent and to be present during any presentation by Communications to the IRS.

         (ii) Williams shall inform Communications of any formal conference with Appeals regarding a Communications Tax Matter. To the extent feasible, Williams shall provide copies to Communications of any written submissions to Appeals that contain discussions of a Communications Tax Matter a reasonable period prior to the submission of such written materials, and, to the extent feasible, Williams agrees to consult with Communications in good faith regarding the legal arguments raised in such submissions. Communications does not have the right to be present or represented at appeals conferences, but Williams, at Communications' request, will discuss with Communications what transpired at an appeals conference regarding a Communications Tax Matter.

         (iii) Williams shall not enter into a settlement regarding a Communications Tax Matter without the consent of Communications, such consent not to be unreasonably withheld or delayed.

         (iv) If (a) Communications furnishes to Williams an opinion of nationally recognized tax counsel that it is more likely than not that the IRS's position regarding a Communications Tax Matter will not be sustained by a court, and (b) Communications shall have acknowledged in writing its obligation to indemnify Williams in the event the litigation is unsuccessful, Communications can compel Williams to litigate a position, using counsel acceptable to both Communications and Williams, at Communications' expense. With respect to any Communications Tax Matter that cannot be litigated or separated from any other matter, Williams shall have the right to use its own counsel and such counsel shall control the litigation (including making legal and strategic decisions and making arguments in court), but Williams shall consider in good faith suggestions and concerns raised by Communications' counsel regarding the Communications Tax Matter, and, if reasonably feasible, Williams shall permit Communications' counsel to control the legal arguments with respect to the Communications Tax Matter.




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         (v) The failure by Williams to comply with any of the provisions of this Section 3.01(b) shall only preclude Williams from recovering any amounts under this Agreement to the extent that such failure prejudiced Communications' ability to provide legal or factual information that likely would have reduced Communications' obligations pursuant to this Agreement.

         Section 3.02 Cooperation. Communications shall cooperate with Williams, and Williams shall cooperate with Communications, regarding the application of all aspects of this Agreement (including, without limitation, the proper and timely preparation and filing of any tax return to which this Agreement applies, the calculation of basis or determination of any payment provided for under this Agreement and the conduct of any tax audit or tax controversy to which this Agreement applies) (i) by maintaining such books, records, accounting data and other information in its possession necessary for the preparation and filing of all consolidated Federal income tax returns of the TWC Group for 10 years and by not disposing of any such books, records, accounting data and other information after such 10-year period without first providing Williams or Communications, as the case may be, with a 90-day opportunity to obtain such books, records, accounting data and other information; (ii) by providing such other information as requested by Williams or Communications, as the case may be, (iii) by executing such documents and (iv) by taking any such other action (including, without limitation, making any officers, directors, employees and agents available to Williams or Communications, as the case may be), in each such case as Williams or Communications, as the case may be, may request from time to time. Communications or Williams, as the case may be, shall secure the covenant of any acquirer of any member of WCG or Williams, as the case may be, to comply with this Section 3.02 for the benefit of Williams and Williams's successors and assigns or for the benefit of Communications or Communications's successor and assigns, as the case may be. For purposes of this section 3.02, in addition to Communications's obligations pursuant to this section, Communications shall cause WCG to comply with each obligation pursuant to this section, and in addition to Williams's obligations pursuant to this section, Williams shall cause all non-WCG members of the TWC Group to comply with each obligation pursuant to this section.

         Section 3.03 Indemnification.

         (a) Failure to pay. Communications hereby indemnifies and holds harmless Williams and the other non-WCG members of the TWC Group against any interest, penalties, additions to tax, expenses, losses, claims, damages or liabilities for any failure to file, properly or timely, any tax return to which this Agreement applies to the extent that Communications has failed to timely make all of the payments required under this Agreement. Williams hereby indemnifies and holds harmless Communications and the other WCG members of the TWC Group against any interest, penalties, additions to tax, expenses, losses, claims, damages or liabilities for any failure to file, properly or timely, any tax return to which this Agreement applies to the extent that Williams has failed to timely make all of the payments required under this Agreement.

         (b) Failure to cooperate or provide information. Communications shall indemnify Williams for all expenses, losses, claims, damages or liabilities (including without limitation, any interest and penalties) caused by the failure of any member of WCG to comply with Section 3.02




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(which shall include, without limitation, the failure of any member of WCG to provide accurate or complete information or to take proper tax reporting positions). Williams shall indemnify Communications for all expenses, losses, claims, damages or liabilities (including without limitation, any interest and penalties) caused by the failure of Williams to comply with Section 3.02 (which shall include, without limitation, the failure of any non-WCG members of the TWC Group to provide accurate or complete information or to take proper tax reporting positions).

         (c) Federal income tax liabilities of TWC Group. Williams will indemnify Communications and the other members of WCG for the Federal income tax liabilities of the TWC Group for all Taxable Periods except to the extent that such liability relates to an adjustment to a Post-IPO / Pre-Spin-off WCG Attribute for which Communications has not paid Williams as set forth in pursuant to Section 2.01(a)(1).

         Section 3.04  Tax Benefits.

         Any payment to be made by one party (the "Payor") to the other party (the "Payee") pursuant to this Agreement (an "Indemnity Payment") shall be reduced by any Tax Savings Actually Realized by the Payee on or prior to the date such payment is due; provided, however, that if there are any Tax Savings Actually Realized by the Payee after the Payor has already made one or more payments to the Payee pursuant to this Agreement ("Prior Payor Payments"), the Payee shall first pay to the Payor the amount of the Tax Savings Actually Realized (up to the amount of the Prior Payor Payments) no later than the date such Tax Savings are Actually Realized, and any excess of the Tax Savings Actually Realized over the Prior Payor Payments shall be applied to reduce any future payments to be made by the Payor to the Payee pursuant to this Agreement.

         For purposes of this Agreement, a "Tax Benefit" means the increase in deductions, losses or tax credits or decrease in the income, gains or recapture of tax credits which the Payee determines in its reasonable discretion that it could have reported or taken into account (including by way of any increase in basis) due to a transaction or event (including, but not limited to, a Final Determination) that triggers an Indemnity Payment. "Tax Savings Actually Realized" means, for a particular taxable period, the amount by which the Payee reasonably determines that a Tax Benefit has actually reduced the federal income tax that would have been due and payable for such taxable period but for the Tax Benefit.

                                   ARTICLE IV

                  STATE, LOCAL, FOREIGN AND OTHER FEDERAL TAXES

         4.01 Payments for changes in state, local, foreign and federal Taxes other than federal income taxes.

         (a) If there is a Final Determination (attributable to a Taxable Period) that results in an adjustment to the Non-Federal Income Taxes reported on a Tax return that includes Williams or another non-WCG member of the TWC Group, on the one hand, and Communications or another member of the WCG, on the other hand (a "Cross-Group Return"), then all members of

WCG that are included in such Cross-Group Return shall: (i) determine the hypothetical Non-Federal Income Tax liability of such WCG members (for such Non-Federal Income Taxes for which there is an adjustment) as if such WCG members (as a group) had filed a Non-Federal Income Tax return without taking into account the adjustment (the "Non-Adjusted Separate Return Liability"); and
(ii) determine the hypothetical Non-Federal Income Tax liability of such WCG members (for such Non-Federal Income Taxes for which there is an adjustment) if such WCG members (as a group) had filed a Non-Federal Income Tax return taking into account the adjustment (the "Adjusted Separate Return Liability"). For purposes of the hypothetical calculations in (i) and (ii), losses shall be considered a zero Tax liability.

         (b) Williams shall pay to Communications the excess of the Non-Adjusted Separate Return Liability over the Adjusted Separate Return Liability on or before the later of: (a) the date of the Final Determination and (ii) the Payment Date related to such adjustment.

         (c) Communications shall pay to Williams the excess of the Adjusted Separate Return Liability over the Non-Adjusted Separate Return Liability on or before the later of: (a) the date of the Final Determination and (ii) the Refund Date related to such adjustment.

          4.02 Tax Matters for Non-Federal Income Taxes. All matters relating to any Non-Federal Income Taxes that are not otherwise addressed in this Agreement (including, without limitation, preparing and filing such tax returns, paying such Taxes and handling such tax audits or tax controversies) shall be the responsibility of the party that is the relevant taxpayer.

                                    ARTICLE V

                       SPIN-OFF COVENANTS AND INDEMNITIES

         Section 5.01 General Spin-off Covenant.

         (a) Communications (and each member of WCG) agrees that it will not take any action or fail to take any action: (i) that would cause (in whole or in part) the Spin-off to fail to qualify as a tax-free distribution pursuant to
Section 355 of the Code; or (ii) that is inconsistent with any factual statement or any representation made, or any conclusions set forth, in the Private Letter Ruling.

         (b) Williams (and each non-WCG member of the TWC Group) agrees that it will not take any action or fail to take any action: (i) that would cause (in whole or in part) the Spin-off to fail to qualify as a tax-free distribution pursuant to Section 355 of the Code; or (ii) that is inconsistent with any factual statement or any representation made, or any conclusions set forth, in the Private Letter Ruling.

         Section 5.02 General Spin-off Indemnity.

         (a) Communications agrees to indemnify, defend and hold harmless Williams and Williams' affiliates (and any successors to the foregoing) on an after-tax basis for any Taxes, losses, claims and expenses (including, without limitation, losses, claims and expenses arising out of claims by Williams' shareholders against Williams and Williams' affiliates (and any successors to the foregoing)) resulting from any action that WCG takes or fails to take that causes (in whole or in part) the Spin-off to fail to qualify as a tax-free distribution pursuant to Section 355 of the Code.

         (b) Williams agrees to indemnify, defend and hold harmless Communications and Communications' affiliates (and any successors to the foregoing) on an after-tax basis for any Taxes, losses, claims and expenses (including, without limitation, losses, claims and expenses arising out of claims by Communications' shareholders against Communications and Communications' affiliates (and any successors to the foregoing)) resulting from any action that Williams takes or fails to take that causes (in whole or in part) the Spin-off to fail to qualify as a tax-free distribution pursuant to
Section 355 of the Code.

         Section 5.03 Section 355(e) Covenant.

         (a) General. Williams and Communications each agree that it will not
(i) issue, sell, transfer or assign (or enter into any agreement, understanding, arrangement, or substantial negotiations concerning the issuance, sale, transfer or assignment of ) any of its Stock, Stock Options or Assets or (ii) take any action or fail to take any action that facilitates the direct or indirect sale, transfer or assignment of any of its Stock, Stock Options or Assets such that one or more persons acquire (or are treated as acquiring pursuant to Section 355(e) of the Code) directly or indirectly an amount of Stock in Williams or Communications, as the case may be, such that Section 355(e) of the Code would apply to the Spin-off.

         (b) Reporting and Restrictions. (i) At quarterly intervals beginning on June 30, 2001 and at any other time reasonably requested by the party to receive such report, during the period commencing on the date of the Spin-off and ending 2 years after such date, Williams will provide to Communications and Communications will provide to Williams a report ("Report") listing for the period commencing two years before the date of the Spin-off and ending on the date of the Report any issuance, sale, transfer, or assignment (or any agreement, understanding, arrangement, or substantial negotiations concerning the issuance, sale, arrangement, or assignment) of the reporting corporation's:
(x) Stock (to the extent such issuance, sale, transfer, or assignment has been documented in Schedules 13D or 13G filed with the Securities and Exchange Commission, and excluding any sale, transfer, or assignment of Stock between two shareholders neither of whom own (either directly or indirectly) five-percent or more of the Stock of the corporation whose Stock is transferred (treating all options as exercised), provided that the reporting corporation has not authorized such sale, transfer, or assignment); (y) Stock Options; and (z) Assets (excluding: (A) any sale, transfer, or assignment of Assets that is fully taxable to Williams or Communications; and (B) any other sale, transfer, or assignment of Assets that in the aggregate does not exceed 5 percent of the gross assets of the selling, transferring, or assigning corporation as reflected on such corporation's balance sheet during any 90 day period).

         (ii) At any time during the quarterly period between Reports that the issuance, sale, transfer, or assignment (or any agreement, understanding, arrangement, or substantial negotiations concerning the issuance, sale, arrangement, or assignment) of the reporting corporation's Stock or Stock Options (other than those expressly excluded from Williams' and Communications' reporting obligations under this section 5.03(b)) exceeds 5 percent by vote or value of the reporting corporation's outstanding Stock (treating Stock Options as exercised), or the issuance, sale, transfer, or assignment (or any agreement, understanding, arrangement, or substantial negotiations concerning the issuance, sale, arrangement, or assignment) of the reporting corporation's Assets (other than those expressly excluded from Williams' and Communications' reporting obligations under this section 5.03(b)) exceeds 5 percent of the gross assets of the selling, transferring, or assigning corporation as reflected on such corporation's balance sheet, a notice ("Notice") of such transaction must be given to the other party as soon as possible.

         (iii) Williams' and Communications' obligations to issue Reports and Notices will be extended beyond the 2 year reporting period (not to exceed 5 years after the Spin-off) until the consummation of any agreement, understanding, arrangement or substantial negotiations for the issuance, sale, transfer or assignment of the reporting corporations' Stock, Stock Options or Assets that is reported during the 2 year period after the Spin-off.

         (iv) If any issuance, sale, transfer or assignment (or agreement, understanding, arrangement or substantial negotiations) of the reporting corporation's Stock, Stock Options or Assets (other than those expressly excluded from Williams' and Communications' reporting obligations under this section 5.03(b)) is not to be reported, nationally recognized tax advisors retained by each of Williams and Communications must first concur to such exclusion. If such advisors disagree, such issuance, sale, transfer or assignment (or agreement, understanding, arrangement or substantial negotiations) will be reported. If, before the two-year anniversary of the Spin-off, the issuances, sales, transfers or assignments (or agreements, understandings, arrangements, or substantial negotiations) of the reporting corporation's Stock, Stock Options or Assets that are reported pursuant to this section 5.03(b), in the aggregate, would equal or exceed 48 percent (the "48 percent Threshold"), such company (or companies, if both have reached the 48 percent Threshold) shall not take any action or fail to take any action that would cause the 48 percent Threshold to be exceeded without obtaining a ruling from the IRS that such issuance, sale, transfer or assignment (or agreement, understanding, arrangement or substantial negotiations concerning the issuance, sale, transfer or assignment) will not cause Section 355(e) of the Code to apply to the Spin-off. Williams and Communications will not be required to report any issuance, sale, transfer, or assignment of Stock, Stock Options or Assets with respect to which the IRS has issued (i) a private letter ruling to Williams or Communications or (ii) other IRS guidance that can be relied upon by the reporting corporation under the Code, to the effect that the transaction is not to be taken into account in applying Section 355(e) of the Code. Communications and Williams shall cooperate in applying for a private letter ruling that will seek to minimize the potential restrictions imposed by Section 355(e) of the Code.

         Section 5.04 Section 355(e) Indemnity Provisions.

         (a) Communications agrees to indemnify, defend and hold harmless Williams and Williams' affiliates (and any successors to the foregoing) on an after-tax basis for any Taxes, losses, claims and expenses resulting from
Section 355(e) of the Code applying to the Spin-off as a result of (in whole or in part) the direct or indirect acquisition (including a transfer of Assets treated as an acquisition pursuant to Section 355(e) of the Code) by one or more persons of any of the Stock or Stock Options of Communications.

         (b) Williams agrees to indemnify, defend and hold harmless Communications and Communications' affiliates (and any successors to the foregoing) on an after-tax basis for any Taxes, losses, claims and expenses resulting from Section 355(e) of the Code applying to the Spin-off as a result of (in whole or in part) the direct or indirect acquisition (including a transfer of Assets treated as an acquisition pursuant to Section 355(e) of the
Code) by one or more persons of any of the stock of Williams.


                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

         Section 6.02 Expenses. Each party hereto will bear their own legal, accounting and other expenses incurred by such party in connection with the negotiation, preparation and execution of this Agreement and any other agreement prepared in connection with the Spin-off and with respect to actions taken pursuant to the operation of this Agreement and any other agreement executed in connection with the Spin-off (unless otherwise provided in such other agreement).

         Section 6.03 Effect of Agreement. This Agreement shall determine the rights and liabilities of the parties as to the matters provided for in this Agreement, whether or not such determination is effective for financial reporting or other purposes.

         Section 6.04 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter contained in this Agreement and supersedes all prior or contemporaneous agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party or by any officer, employee or representative of any party.

         Section 6.05 Amendments and Waivers. This Agreement shall not be modified, supplemented or terminated except by a writing duly signed by each of the parties hereto, and no waiver of any provision of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound.

         Section 6.06 Code References. Any references to Sections of the Code shall be deemed to refer to any corresponding provisions of succeeding law as in effect from time to time.

         Section 6.07 Notices. Any payment, notice, communication or approval required or permitted to be given under this Agreement shall be deemed to have been duly given if delivered by hand or deposited in the United States mail, postage prepaid and sent by certified or registered mail, if addressed to Williams, at:

         THE WILLIAMS COMPANIES, INC.
         ONE WILLIAMS CENTER
         TULSA, OKLAHOMA  74172
         ATTENTION:  JACK MCCARTHY

         if addressed to Communications, at:

         WILLIAMS COMMUNICATIONS GROUP, INC.
         ONE WILLIAMS CENTER
         TULSA, OKLAHOMA  74172
         ATTENTION:  SCOTT SCHUBERT

         Section 6.08 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         Section 6.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

         Section 6.10 Severability. If any provision of this Agreement or the application of this Agreement in any circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of this Agreement in any other circumstance shall not be affected thereby, the provisions of this Agreement being severable in any such instance.

         Section 6.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.12 Dispute Resolution. The parties agree that any dispute arising under this Agreement shall be resolved in accordance with the Dispute Resolution procedures set forth in the Amended and Restated Separation Agreement made by and between Williams and Communications dated concurrently herewith.

         Section 6.13 Examples. Examples illustrating the operation of certain sections of this Agreement are set forth in Exhibit A attached hereto.

         The parties hereto have caused this Agreement to be duly executed as of the date first written above.


THE WILLIAMS COMPANIES, INC.

[STAMP]


BY:    /s/ JACK D. MCCARTHY
      -----------------------------------------------

ITS:   Senior Vice President
    -------------------------------------------------



WILLIAMS COMMUNICATIONS GROUP, INC.



BY:    /s/ HOWARD S. KALIKA
      -----------------------------------------------

ITS:   Vice President
    -------------------------------------------------